CENTURION ENERGY INTERNATIONAL INC.

                                CONVERTIBLE NOTE
                                ----------------
                                    (ALBERTA)

THE NOTES AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THE NOTES ARE SUBJECT TO A "HOLD PERIOD" AND THE NOTES ARE NOT TRANSFERABLE UNTIL SEPTEMBER 27, 1999 EXCEPT PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS CONTAINED IN THE APPLICABLE CANADIAN PROVINCIAL SECURITIES LEGISLATION.

THE SECURITIES REPRESENTED BY THIS NOTE ARE NOT LISTED ON ANY STOCK EXCHANGE AND DO NOT TRADE OVER ANY OVER-THE-COUNTER MARKET. THE COMMON SHARES ISSUABLE UPON CONVERSION OF THE NOTES ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE NOTES AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THE NOTES WILL NOT BE TRANSFERABLE UNTIL EXPIRY OF THE "HOLD PERIOD", EXCEPT PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS CONTAINED IN THE APPLICABLE CANADIAN PROVINCIAL SECURITIES LEGISLATION.

THE NOTES AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE NOTES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATES SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                       CENTURION ENERGY INTERNATIONAL INC.


No.  7                                                                  $300,000
                                                                        --------

                        U.S. $300,000 8% CONVERTIBLE NOTE
                               DUE March 26, 2000


          Centurion Energy International Inc. (hereinafter referred to as the "Corporation") for value received hereby acknowledges itself indebted to the registered holder and promises to pay to or to the order of SANE HOLDINGS LTD., 951 LAKE PLACID DRIVE S.E., CALGARY, ALBERTA, T2J 4Z9, the registered holder hereof, on or before March 26, 2000 or on such earlier date as the principal amount hereof may become due in accordance with the terms and conditions annexed hereto as Appendix 1 (hereinafter referred to as the "Terms and Conditions") of this Convertible Note (hereinafter referred to as the "Note"), on presentation and surrender of this Note, the sum of THREE HUNDRED THOUSAND ($300,000) DOLLARS in lawful money of the United States of America, together with such further amount, if any, as may be payable in accordance with the Terms and Conditions.

          This Note is one of the 8% Convertible Notes (herein referred to as the "Notes") issued by the Corporation in the maximum aggregate principal amount of U.S. seven million dollars (U.S. $7,000,000) pursuant to an offering that closed on March 26, 1998.

          Interest shall be payable by the Corporation on the outstanding balance of the principal amount of this Note at the rate of 8% per annum, calculated annually and paid semi-annually on March 31 and September 30 in each year during the term of this Note, from and including March 26, 1998 with the first payment to be made on September 31, 1998, such interest to be payable after as well as before default, judgment and maturity.

          This Note is subject to the Terms and Conditions and the holder of this Note is entitled to the benefits of the Terms and Conditions, which shall form an integral part hereof.

          This Note may be converted into Common Shares of the Corporation at the option of the Holder, as specified in the Terms and Conditions.

          This Note may only be transferred upon compliance with the Terms and Conditions, on the registers to be kept at the executive office of the Corporation in the City of Calgary and at such other place or places, if any, as the Corporation may designate, by the registered holder hereof or its executors or administrators or other legal representatives or its or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation, and upon compliance with such reasonable requirements as the Corporation may prescribe.

          The Corporation hereby waives presentment for payment, demand, notice of non-payment, protest and notice of non-payment and waive any defences based upon indulgences which may be granted by the registered holder to the Corporation.

          IN WITNESS WHEREOF the Corporation has caused its corporate seal to be hereunto affixed and this Note to be signed by its proper officer in that behalf as of March 26, 1998.



                             CENTURION  ENERGY  INTERNATIONAL  INC.



                             Per:  /s/  Barry Swan
                                 ---------------------------------------------
                                 Barry Swan, Vice-President, Finance     (c/s)

                       CENTURION ENERGY INTERNATIONAL INC.
                        U.S. $300,000 8% CONVERTIBLE NOTE

                                 CONVERSION FORM

TO:       Centurion  Energy  International  Inc.

          The undersigned registered holder of the within Note hereby irrevocably elects to convert said Note (or $____________________ principal amount thereof*) into common shares of Centurion Energy International Inc. (the "Corporation"), on the basis of the conversion price of U.S. $0.47 per common share if exercised on or after the date of issuance to and including 4:30 p.m. (Calgary time) on March 26, 1999 or if exercised thereafter until on or before 4:30 p.m. (Calgary time) on March 26, 2000 at a conversion price of U.S. $0.52 per common share, in accordance with the Terms and Conditions (as hereinafter defined and as set out in Appendix 1 hereto) and directs that the common shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below. (If common shares are to be issued in the name of a person other than the registered holder, all requisite transfer taxes must be tendered by the undersigned.)

     * If less than the full principal amount of the within Note is to be converted, indicate in the space provided the principal amount to be converted.

Dated: __________________


----------------------------------------  --------------------------------------
(SIGNATURE  OF  REGISTERED  HOLDER)       Guaranteed  By:
If  shares  are  to be issued in the
name of a person other than the holder,
the signature must be guaranteed by
a bank, trust company, member firm
of a Canadian Stock  Exchange  or
otherwise  Medallion  guaranteed
to the satisfaction of the Corporation.


Name:
      ----------------------------------


      ----------------------------------
      (Address)

      ----------------------------------

      ----------------------------------


(Print name in which common shares issued on conversion are to be issued, delivered and registered)

CONVERSION INSTRUCTIONS: The registered holder wishing to convert its Note, in whole or in part, must return the completed conversion form along with the certificate representing the Note to the Corporation at the following address:

                       Centurion Energy International Inc.
                        Suite 800, 205 - 5th Avenue S.W.
                                Calgary, Alberta
                                     T2P 2V7
                       Attention: Vice-President, Finance

If registered holders convert their Notes into Common Shares prior to March 27, 1999, the Common Shares issuable will be subject to a hold period and will be issued with a legend reflecting such hold period.

                       CENTURION ENERGY INTERNATIONAL INC.
                        U.S. $300,000 8% CONVERTIBLE NOTE

                                  TRANSFER FORM

FOR  VALUE  RECEIVED,  the  undersigned  hereby  sells, assigns and transfers to
(name)  _________________________  (address)  __________________________________
__________________________________________________  US$  ___________________  8%
Convertible Note (or $ ___________________ principal amount thereof if less than the full principal amount of the within Note is to be transferred) in the principal amount of Centurion Energy International Inc. (the "Corporation") registered in the name of the undersigned on the records of the Corporation represented by the attached convertible note (the "Note") and irrevocably appoints ___________________________the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

The  Note  which  is  being  transferred  (please  check  one):

(a)               should  be  sent by first class mail to the following address:
    -----------
                  --------------------------------------------------------------

                  --------------------------------------------------------------

                                       OR

(b)               should  be  held for pick up at the office of the Corporation.
    -----------

If less than all the principal amount represented by the Note is being transferred, the Note representing that portion of the principal amount not transferred will be registered in the name appearing on the face of the Note and such Note (please check one):

(a)               should  be  sent by first class mail to the following address:
    -----------
                  --------------------------------------------------------------

                  --------------------------------------------------------------

                                       OR

(b)               should  be  held for pick up at the office of the Corporation.
    -----------

               DATED  the      day  of               ,  19     .
                          ----         --------------      ----

---------------------  ---------------------------------------------------------
Signature  Guaranteed  (Signature  of  Note  holder)

                       ---------------------------------------------------------
                       Print  full  name

                       ---------------------------------------------------------
                       Print  full  name

Instructions:

1.     The  signature  of  the  holder  of the Note must be the signature of the
                                                    ----
       person  appearing  on  the  face  of  this  Note.

1. If this Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must
                                                                            ----
       be accompanied by evidence of authority to sign satisfactory to the Corporation.
2.     The  signature  on this Transfer Form must be guaranteed by an authorized
                                             ----
       officer of a bank, trust company, an investment dealer who is a member of a recognized stock exchange or otherwise Medallion guaranteed to the satisfaction of the Corporation.
3.     Note  shall  only  be  transferrable  in accordance with applicable laws.

                       CENTURION ENERGY INTERNATIONAL INC.
                           800, 205 - 5th Avenue S.W.
                            Calgary, Alberta  T2P 2V7
                           Telephone:  (403) 263-6002

                       CENTURION ENERGY INTERNATIONAL INC.
                        U.S. $300,000 8% CONVERTIBLE NOTE

               APPENDIX 1 TO CONVERTIBLE NOTE DATED MARCH 26, 1998

                  TERMS AND CONDITIONS OF THE CONVERTIBLE NOTE

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------


1.1          For  the  purposes of the Note and the terms and conditions thereof
             -------------------------------------------------------------------
("Terms  and  Conditions")  as  hereinafter  set  out:
------------------------------------------------------

"business  day"  means a day other than a Saturday, Sunday or any other day that
--------------
is  a  statutory  or  civic  holiday  in  the  City of Calgary, Alberta, Canada;

"Common  Shares"  means  the common shares in the capital of the Corporation, as
---------------
such shares exist on the issue date of the Notes (as defined in Section 2.1), provided that in the event of any adjustment of conversion rights pursuant to
Article VII hereof, "Common Shares" shall thereafter mean the shares or other securities or property resulting from such adjustment and any shares of any other class of the shares in the capital of the Corporation resulting from the reclassification or change of such Common Shares;

"Commencement  Date"  means,  in respect of the accrual of interest on the Note,
-------------------
March  26,  1998;

"Conversion  Basis"  means one Common Share for each U.S. $0.47 principal amount
------------------
of the Note if the Note is converted after the date of issue until on or before 4:30 p.m. (Calgary time) on March 26, 1999, or one Common Share for each U.S. $0.52 principal amount of the Note if the Note is converted thereafter until on or before 4:30 p.m. (Calgary time) on March 26, 2000;

"Conversion  Date"  means, as the context may require, 10:00 a.m. (Calgary time)
-----------------
on the effective date of conversion of the Note as provided in Article VI hereof;

"Conversion  Price"  means U.S. $0.47 if the Note is converted after the date of
------------------
issuance until on or before 4:30 p.m. (Calgary time) on March 26, 1999 and shall mean U.S. $0.52 per Common Share if the Note is converted thereafter until on or before 4:30 p.m. (Calgary time) on March 26, 2000;

"Corporation"  means  Centurion  Energy International Inc., a corporation formed
------------
upon the amalgamation of Eagle Energy Corp. and Canadian Leader Energy Inc. and existing under the laws of the Province of Alberta;

"holder"  or "registered holder" means the persons for the time being entered in
-------       -----------------
the  register  of  the  Corporation  as  the  holder  of  Note;

"Holder's  Conversion  Commencement  Date" means the business day next following
-----------------------------------------
the  date  hereof;

"Interest  Rate"  means  8%  per  annum  calculated  annually;
---------------

"Issue  Date"  means  March  26,  1998;
------------

"Maturity  Date"  means  10:00  a.m.  (Calgary  time)  on  March  26,  2000;
---------------

1.2       Currency:
          --------

          All references to currency shall be to lawful money of the United States of America, unless specified otherwise.

1.3       Non-Business  Days:
          ------------------

          In any case where the date of maturity or the payment of interest or principal on the Note or any other action is required, permitted or contemplated to be taken hereunder on a day that is not a business day, then payment of such interest or principal of the Note or such other action shall be made or taken on the next succeeding day that is a business day.

1.4       Governing  Law:
          --------------

          The Note shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. The Corporation and the holder hereby irrevocably submit to the exclusive jurisdiction of the courts of the Province of Alberta for any dispute arising out of or in connection with the Note.

1.5       General:
          -------

          The holding of the Note shall not constitute the holder hereof a shareholder of the Corporation nor entitle such holder to any right or interest in respect thereof except as herein expressly provided.

                                   ARTICLE II
                                      NOTES
                                      -----

2.1       Issue:
          -----

          The Note is one of an issue of 8% Convertible Notes due March 26, 2000, (herein collectively called "Notes" and individually called "Note") issued in the aggregate principal amount of up to $7,000,000.

2.2       Form  and  Terms:
          ----------------

     (a) The Note is dated as of the issue date, matures on the Maturity Date, bears interest from and including the Commencement Date at a rate equal to eight (8%) percent per annum calculated annually and payable on a semi-annual basis on March 31 and September 30 in each year, net of any applicable withholding taxes prescribed by Canadian law or by a tax treaty between Canada and the jurisdiction of residence of the registered holder; and bears interest at such annual rate after as well as before maturity and after as well as before default, with interest on overdue interest at the same rate. The Note shall be convertible in accordance with Article VI hereof.

     (b)  The Note is in fully registered form.

     (c) The principal amount of the Note, the interest payable thereon and all sums which may at any time become payable thereon shall be payable in lawful money of the United States of America at the principal office of the Corporation in Calgary.

2.3       Signature  of  Note:
          -------------------

          The Note may (but is not required to be) signed under the seal of the Corporation and shall be signed (either manually or by facsimile signature) by any one officer of the Corporation.

2.4       Commencement  and  Payment  of  Interest:
          ----------------------------------------

     (a) Every Note, whether issued originally, upon transfer or in substitution for another Note, shall be dated the Issue Date and shall bear interest from and including the Commencement Date payable semi-annually, or from the last Interest Date (as hereinafter defined) at the Interest Rate, as applicable, and such interest shall be due and payable, as of the relevant time and net of any applicable withholding taxes prescribed by Canadian law or by a tax treaty between Canada and the jurisdiction of residence of the registered holder, only to the person in whose name such Note is registered on the Interest Date, as hereinafter defined, the Maturity Date and the Conversion Date, as applicable. Notwithstanding anything else herein contained, for greater certainty, no interest will be payable in respect of the Conversion Date, the Maturity Date or such other date upon which all amounts under this Note become due and payable.

     (b) Interest for any period of less than six (6) months shall be computed on a pro rata basis using a 365 day year, based on the actual number of days elapsed.

     (c) The first payment of interest which is due and payable hereunder shall be payable on September 31, 1998, and each payment of interest thereafter shall be made on the last business day of the next semi-annual period (each such date of payment of interest or "Interest Date"), except the last interest payment shall be made on the Conversion Date (if the entire principal amount is to be converted) or the Maturity Date, as the case may be. The Corporation shall send the interest payment by post prepaid to the address of the registered holder contained on the Corporation's register and the interest payment must be post marked no later than the Interest Date. The registered holder of the Note has the option to provide wiring instructions to the Corporation for the payment of interest and such interest payments must be wired no later than the Interest Date.

2.5       Persons  Deemed  Owners:
          -----------------------

     (a) The Corporation may treat the person in whose name the Note is registered as the owner and holder of the Note for the purpose of making payments on account of the principal of and accrued interest on the Note and for all other purposes whatsoever, and the Corporation shall not be affected by notice to the contrary unless the Note shall have been transferred in the manner herein provided.

     (b) As any amount owing on the Note becomes due (except any amount payable at maturity which may be paid upon presentation and surrender of the Note for payment) the Corporation shall forward or cause to be forwarded by prepaid post to the registered holder, at the address appearing on the register maintained by the Corporation, a cheque for such amount payable to the order of the registered holder.

2.6       Payment  on  Maturity  Date:
          ---------------------------

          This Note will mature on the Maturity Date, at which time the principal amount of the Note will be due and payable, together with all accrued and unpaid interest thereon, and all other amounts owing hereunder. The Corporation shall make payment of principal and interest following the Maturity Date in respect of the Note upon surrender of the Note upon or following the Maturity Date. Upon surrender, the Corporation shall, within ten (10) business days, forward or cause to be forwarded, by post prepaid to the address of the registered holder of the Note, as shown in the register, a cheque for such amount as is then due and payable. The receipt of such cheque by the registered holder of the Note shall satisfy and discharge the Corporation's liability for principal and interest upon the Note.

                                   ARTICLE III
                                    REGISTER
                                    --------

3.1       Register:
          ---------

     (a) The Corporation shall keep at its principal office in Calgary, Alberta a register in which shall be entered the names and addresses of the holders of the Notes the particulars of the Notes held by them respectively and in which all transfers of the Notes shall be registered.

     (b) The register maintained in respect of the Notes, shall be open at all times during usual business hours to inspection by the registered holders of Notes.

     (c) The Note may only be transferred on the register to be maintained by the Corporation at the office specified in the Transfer Form annexed hereto by the registered holder of Note hereof (the "Current Holder") or the Current Holder's executors or administrators or other legal representatives, or the Current Holder's attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation by completing and executing the Transfer Form or form of transfer acceptable to the Corporation, such execution to be guaranteed by bank, trust company, member firm of any Canadian Stock Exchange or otherwise Medallion guaranteed to the satisfaction of the Corporation, and upon compliance with such reasonable requirements as the Corporation may prescribe including payment of any applicable transfer taxes or similar taxes.

     (d) The transfer of the Note to the new registered holder of the Note (a "New Holder") will be effective on the date that the transfer is received by the Corporation (a "Transfer Date"). Any interest accruing prior to the Transfer Date will be payable to the Current Holder. Any interest accruing after the Transfer Date will be payable to the New Holder at the address indicated on the Transfer Form received. THE TRANSFER OF THE NOTES MAY BE RESTRICTED BY APPLICABLE SECURITIES LAWS. HOLDERS ARE ADVISED TO CONSULT THEIR LEGAL COUNSEL IN THIS REGARD.

     (e) The holder may at any time prior to the Maturity Date, upon surrender of the Note to the Corporation at its head office and upon payment of the reasonable charges of the Corporation, exchange the Note for other Notes entitling the registered holder in the aggregate the same principal amount as evidenced by the Notes.

                                   ARTICLE IV
                              REPLACEMENT OF NOTES
                              --------------------

4.1       Loss,  Theft,  Destruction:
          ---------------------------

          In case the Note shall become mutilated, stolen, lost or destroyed, the Corporation shall, subject to the provisions of this Article IV, issue and deliver a new Note of like tenor and denomination as the one mutilated, stolen, lost or destroyed in substitution for, and in place of, the mutilated, stolen, lost or destroyed Note and shall cause such new Note to be signed by the Corporation. All such new Notes issued pursuant to this section 4.1 shall rank pari passu with all other issued and outstanding Notes.

4.2 In the case of the theft, loss or destruction of the Note, the applicant for a substituted Note shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the theft, loss or destruction of the Note as shall be satisfactory to the Corporation, together with an indemnity in an amount and form satisfactory to the Corporation, acting reasonably. In the case of a mutilated Note, the applicant for a substituted Note must surrender the mutilated Note to the Corporation for cancellation.

                                    ARTICLE V
                                     RANKING
                                     -------

5.1       Ranking  of  the  Note:
          ----------------------

          The Note shall rank pari passu with all other Notes and shall be unsecured.

                                   ARTICLE VI
                                   CONVERSION
                                   ----------

6.1       Holders'  Right  to  Convert
          ----------------------------

     (a) Subject to Section 6.2 hereof, the registered holder shall have the right at any time as and from the Holder's Conversion Commencement Date and on or before the Maturity Date, at such holder's option, to convert the entire principal amount (but not accrued but unpaid interest) or any portion thereof of the Note into Common Shares on the Conversion Basis and at the Conversion Price in effect at the time of such conversion. No fractional Common Shares will be issued upon conversion of the Note or any portion thereof, nor shall any compensation be made for such fractional Common Shares, if any. To the extent that the holder would otherwise be entitled to receive a fraction of a Common Share, such right may be converted in combination with other rights, if any, which in the aggregate entitle the holder to receive a whole number of Common Shares.

6.2       Conversion  Procedure  for  Holders:
          -----------------------------------

     (a) The Note, or any portion thereof, may be converted in accordance with the conversion terms set out herein at any time as and from the Holder's Conversion Commencement Date by delivering to the Corporation at its principal office in Calgary, or at such other place as the Corporation may agree, the Note with the attached conversion form duly completed and signed by the holder thereof or his duly authorized attorney.

     (b) The completion by the holder of the conversion form attached to the Note and the surrender of the Note to the Corporation for conversion shall be deemed to create and constitute a contract between the holder of the Note and the Corporation whereby:

          (i) the holder of the Note subscribes for the number of Common Shares which he shall be entitled to receive upon such conversion;

          (ii) provided the Common Shares so subscribed for are issued as fully paid and non-assessable and are received by the holder, the holder of the Note releases the Corporation from all liability for the payment of the principal amount of the portion of Note so converted and the indebtedness evidenced by the portion of the Note so converted shall thereupon be fully satisfied and discharged; and

          (iii)the Corporation and the holder agree that the release of liability in respect of the portion of the Note converted and surrender for conversion constitutes full payment of the subscription price for the Common Shares issuable on such conversion and that, thereafter, in the event that the entire amount of the Note is converted, the Note shall not be considered outstanding hereunder and the holder shall have no right except to receive his certificate for Common Shares and payment of any interest due and payable up to the Conversion Date.

     (c) On any conversion of the Note into Common Shares in accordance with the provisions hereof, the certificate for Common Shares resulting therefrom shall be registered in the name of the registered holder of the Note converted or in such name or names as such registered holder may direct in writing provided that such registered holder shall pay any applicable security transfer taxes in the event that such holder directs that the Common Shares be registered in a name other than the name in which the Note converted was registered. If the Common Shares resulting from conversion of any Notes are directed to be registered otherwise than in the name of the registered holder of the Note, the election form on the back of such Note shall be signed by the registered holder of the Note or his duly authorized attorney, with such signature guaranteed in a manner satisfactory to the Corporation.

     (d) The right of a holder of the Note to convert the same into Common Shares shall be deemed to have been exercised, and the registered holder of the Note (or any person or persons in whose name or names any such registered holder of the Note shall have directed certificates representing Common Shares to be registered as provided above) shall be deemed to have become the holder of Common Shares of record for all purposes on the date of receipt by the Corporation of the Note to be converted with the conversion form duly completed and signed, notwithstanding any delay in the delivery of the certificate representing the Common Shares into which the Note has been converted.

     (e) Unless otherwise agreed between the Corporation and the holder of the Note (or any person or persons in whose name or names any such registered holder of the Note shall have directed certificates representing Common Shares to be registered as provided above) the receipt by the holder of the certificate or certificates for the
          Common Shares issued upon conversion shall constitute full satisfaction and discharge of the liability for principal upon such portion of the Note converted. The Corporation shall, within ten business days of receipt of the Note for conversion, forward or cause to be forwarded, by post prepaid to the address of the registered holder of the Note the certificate or certificates for the Common Shares issued upon conversion and the certificate or certificates for the principal amount of the Note not converted, if any, with the receipt of such certificate or certificates to constitute full satisfaction and discharge of the liability for principal upon such Note.

     (f) Unless otherwise agreed between the Corporation and the holder of the Note (or any person or persons in whose name or names any such registered holder of the Note shall have directed certificates representing Common Shares to be registered as provided above) any accrued but unpaid interest on the Note on the Conversion Date shall be paid by the Corporation to the holder of the Note (or any such person or persons in whose name or names any such registered holder of the Note shall have directed certificates representing Common Shares to be registered as provided above) on the earlier of the 30th day following the Conversion Date or next Interest Date. The Corporation shall send the interest payment by post prepaid to the address of the registered holder of the Note at the time of conversion, with the receipt of such payment to constitute full satisfaction and discharge of the Corporation for all interest due under the Note.

     (g) No fractional Common Shares will be issued upon conversion of the Note nor shall any compensation be made for such fractional Common Shares, if any.

6.3       Conversion  of  Note:
          --------------------

     (a) The Note surrendered or deemed to be surrendered for conversion shall be cancelled and, upon the issue of the Common Shares issuable upon the conversion of the Note as herein provided, the indebtedness evidenced by the Note if the entire amount of the Note is converted or by the portion of the Note converted if less than the entire amount of the Note is converted (but not the obligation to deliver such Common Shares) shall be fully satisfied and discharged and, in the event that the entire amount of the Note is converted, no Note shall be issued in substitution therefor.

     (b) All Common Shares resulting from conversion of the Note into Common Shares shall be and shall be deemed to be issued as fully and non-assessable.

                                   ARTICLE VII
                         ADJUSTMENT OF CONVERSION RIGHTS
                         -------------------------------

7.1       Adjustment  of  Conversion  Rights:
          ----------------------------------

     (a) In case of any reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares, or in case of the consolidation, amalgamation, merger or similar transaction of the Corporation with or into any other corporation (other than a consolidation, amalgamation, merger or similar transaction which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or in case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person, at any time prior to the Maturity Date, the holder of the Note upon the conversion thereof shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which the holder was theretofore entitled to receive upon such conversion, the kind and amount of shares and other securities or property which such holder would have been entitled to receive as a result of such reclassification, change, consolidation, amalgamation, merger or transfer if, on the effective date thereof, the holder had been the registered holder of the number of Common Shares to which the holder was theretofore entitled upon conversion of the Note by the holder. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Article VII with respect to the rights and interests thereafter of the holder of the Note to the end that the provisions set forth in this Article VII shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the conversion of any Note. The subdivision or consolidation of the Common Shares at any time outstanding into a greater or lesser number of Common Shares shall be deemed not to be a reclassification of the capital of the Corporation for the purpose of this subsection.

     (b) If and whenever prior to the Maturity Date (i) the Common Shares shall be subdivided or consolidated into a greater or lesser number of shares; (ii) a stock dividend shall be declared to all or substantially all of the holders of Common Shares; or (iii) the Corporation shall issue rights, options or warrants exercisable for Common Shares, or any other securities exercisable or convertible into Common Shares, to all or substantially all of the holders of Common Shares (collectively the "Rights"), the holder of the Note who has not converted the Note on or prior to the effective date or record date, as the case may be, of any such transaction, upon the conversion of such right thereafter, shall be entitled to receive and shall accept in lieu of the number of Common Shares which would otherwise then have been subscribed for by the holder at the Conversion Price determined in accordance with Section 7.2, the aggregate number of shares and Rights that such holder would have otherwise then have been entitled to receive as a result of such transaction if, on such record date or effective date, the holder had been the registered holder of the number of Common Shares to which the holder was theretofore entitled upon exercise.

7.2       Adjustment  of  Conversion  Price:
          ---------------------------------

     (a) The Conversion Price in effect at any date shall be subject to adjustment from time to time if and whenever at any time prior to the Maturity Date, the Corporation effects any of the transactions set out in subsection 7.1(b) hereof.

          The Conversion Price shall, on the effective date of such transaction, be adjusted to that amount which is in the same proportion to the Conversion Price in effect immediately prior to such transaction as the number of outstanding Common Shares after giving effect to such transaction is to the number of outstanding Common Shares prior to such transaction. Such adjustment shall be made successively whenever any event referred to in this subsection shall occur.

     (b) The adjustments provided for in this Section 7.2 are cumulative and shall, in the case of adjustments to the Conversion Price, be computed to the nearest one-tenth of one cent and shall apply (without duplication) to successive transactions; provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 2% in the Conversion Price then in effect (provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

7.3       Notice  of  Adjustment  of  Subscription  Rights:
          ------------------------------------------------

     (a) As soon as practicable after the effective date, or earlier if determined by the Corporation to be appropriate, of any event which requires an adjustment in any of the conversion rights pursuant to any of the Notes, including an adjustment to the Conversion Price or the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall forthwith give notice to the registered holders of Note of the particulars of such event and the required adjustment.

     (b) In the event of any question arising with respect to the adjustments provided for herein, such questions shall be conclusively determined by the Corporation's auditor or, if they are unwilling to act another firm of auditors satisfactory to the Corporation who shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the holders of the Notes and all other interested persons.

                                  ARTICLE VIII
                          COVENANTS OF THE CORPORATION
                          ----------------------------

8.1       Covenants  of  the  Corporation:
          --------------------------------

          The  Corporation  shall:

     (a) so long as the Notes are outstanding, not effect any special distribution of securities, evidences of indebtedness, or property or assets, other than a distribution of securities contemplated by subsection 7.1(b) hereof, to all or substantially all of the holders of Common Shares;

     (b) so long as the Notes are outstanding, maintain its status as a reporting issuer within the meaning of the Securities Act (Alberta), Securities Act (Ontario), Securities Act (British Columbia), Securities Act (Saskatchewan), Securities Act (Manitoba) and Securities Act (Quebec);

     (c) so long as the Notes are outstanding, use its best efforts to cause the Common Shares, including the Common Shares to be issued from time to time upon conversion of the Notes, to be and remain listed and posted for trading on The Toronto Stock Exchange;

     (d) reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of the Notes contemplated herein, a sufficient number of Common Shares to be issued upon the full conversion of the Notes. All such Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable; and

     (e) duly and punctually pay to the Holder the principal of and any accrued interest on the Note and any other amounts payable on the Note on the date and at the place, in the currency and in the manner prescribed herein; and

     (f) provide written notice to the Holder forthwith upon becoming aware of any Event of Default on the Note or any event or circumstance that, with the giving of notice or the lapse of time or both could constitute an Event of Default.

                                   ARTICLE IX
                                     NOTICES
                                     -------

9.1       Notice  to  the  Corporation:
          ----------------------------

     (a) Any notice or other communication to the Corporation under the provisions hereof shall be valid and effective if in writing and delivered by personal delivery or prepaid courier or if sent by mail, postage prepaid, to:

          Centurion  Energy  International  Inc.
          Suite  800,  205  -  5th  Avenue  S.W.
          Calgary,  Alberta  T2P  2V7

          Attention:  Barry  Swan,  Vice-President,  Finance
          Telecopier  No:  (403)  263-5998

          Subject as provided in this Section 9.1, notice shall be deemed to have been given at the time of delivery or if mailed in Canada, on the fifth business day after mailing. Any delivery made on a day other than a business day, or after 3:00 p.m. (Calgary time) on a business day, shall be deemed to be received on the next following business day. In the case of disruption in postal services, any notice, if mailed, shall not be deemed to have been given until it is actually delivered to the Corporation.

9.2       Notice  to  Note  Holders:
          -------------------------

     (a) Any notice or other communication to the holder under the provisions hereof shall be valid and effective if in writing and delivered by personal delivery or prepaid courier or if sent by mail, postage prepaid to the address of such holder as set out in the register of holders maintained by the Corporation pursuant to section 3.1 hereof.

          Subject as provided in this Section 9.2, notice shall be deemed to have been given at the time of delivery, or if mailed in Canada, on the fifth business day after mailing. Any delivery made on a day other than a business day, or after 3:00 p.m. (Calgary time) on a business day, shall be deemed to be received on the next following business day. In the case of disruption in postal services, any notice, if mailed, shall not be deemed to have been given until it is actually delivered to the Corporation.

     (b) All notices to joint holders of the Note may be given to whichever one of the holders thereof is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of such Note.

9.3 The Corporation or the Holder may at any time notify the other of a change of address which thereafter, until changed by like notice, will be the address of the Corporation or the Holder, as the case may be, for all purposes hereunder.

                                    ARTICLE X
                                     DEFAULT

10.1  Acceleration  of  Maturity
      --------------------------

          Each of the following shall constitute an event of default ("Event of Default") hereunder:

     (a) if the Corporation fails to make punctual payment of the principal on the Note when the same becomes due and payable;

     (b) if the Corporation fails to make a punctual payment of interest on the Note and any such default continues for a period of fifteen (15) days;

     (c) if the Corporation fails in the observance or performance of any of the terms, conditions or covenants herein contained on its part to be observed or performed and after notice in writing has been given by the holder to the Corporation specifying such default and requiring the Corporation to put an end to the same, the Corporation shall fail to make good such default within a period of thirty (30) days unless the holder shall have agreed to a longer period;

     (d)  if the  Corporation  shall  cease,  or threaten to cease,  to carry on business or shall make a general assignment for the benefit of creditors; or any proceeding or filing shall be instituted or made (including the filing of a notice of intention to file a proposal or the filing of a proposal) by the Corporation seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or relief of debtors (including, without limitation, the Bankruptcy and Insolvency Act (Canada) (the "BIA") and the Companies Creditors Arrangement Act (Canada) (the "CCAA")), or seeking appointment of a receiver, trustee, liquidator, custodian or other similar official for it or for any part of its properties or assets; or if the Corporation shall take any corporate action to authorize any of the actions set forth in this subsection;

     (e) if any proceeding or filing shall be instituted or made against the Corporation seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law now or hereafter in effect relating to bankruptcy, insolvency, reorganization or relief of debtors (including, without limitation, the BIA and the CCAA), or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any part of its properties or assets; or by any act or failure to act, the Corporation shall indicate its consent to, approval of, or acquiescence in, any such proceedings for it or any part of its property; or

     (f) if a receiver, liquidator, trustee or other person or officer with like powers shall be appointed with respect to, or an encumbrancer shall take possession of, any part of the property of the Corporation, or if distress or execution or similar process is levied against such property and remains unsatisfied or outstanding for a period of thirty
          (30) days.

Upon the occurrence of an Event of Default, the registered holder of this Note may, by notice in writing to the Corporation, declare the principal of and interest on the Note then outstanding and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the registered holder and the Corporation shall forthwith pay to the registered holder such principal and accrued and unpaid interest and all other monies outstanding hereunder together with interest at the rate set out above on such principal, interest and other monies from the day of the said declaration until payment is received by the registered holder.